Exhibit 10.29
COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of August 3, 2016, between Banc of California, Inc., a Maryland corporation (the “Seller”), and Banc of California Capital and Liquidity Enhancement Employee Compensation Trust, a Maryland statutory trust (the “Trust”, which is hereinafter sometimes referred to as the “Purchaser”), under a trust agreement between the Seller and Evercore Trust Company, N.A., a non-depository trust bank organized under the laws of the United States of America, not in its individual or corporate capacity but solely in its capacity as trustee (the “Trustee”), dated as of August 3, 2016 (the “Trust Agreement”).
W I T N E S S E T H:
WHEREAS, as contemplated by the Trust Agreement, the Purchaser is to purchase from the Seller, and the Seller is to sell to the Purchaser, 2,500,000 shares of the Seller’s voting Common Stock, par value $0.01 per share (the “Common Shares”), all as more specifically provided herein.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:
ARTICLE I
PURCHASE AND SALE OF SHARES
1.1.    Purchase and Sale. Subject to the terms and conditions set forth herein, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller, at the Closing (as hereinafter defined), the Common Shares, and, in consideration for the Common Shares, the Purchaser will deliver to the Seller (a) the note in the form of Appendix I to this Agreement in the principal amount of $53,600,000.00 (the “Note”) and (b) cash in the amount of $25,000.00 representing the aggregate par value of the Common Shares.
1.2.    Closing. The closing of the sale and purchase of the Common Shares hereunder (the “Closing”) will be held at the offices of the Seller at 10:00 a.m., Los Angeles time, on the date of execution and delivery of this Agreement by the Seller and the Purchaser, or at such other time, date and place as may be mutually agreed upon by the Seller and the Trustee.
1.3.    Delivery and Payment. At the Closing, the Seller will deliver to the Purchaser a certificate representing the Common Shares, which certificate shall be registered in the name of the Purchaser, or the name of its nominee, against payment by the Purchaser to the Seller of the aggregate consideration set forth in Section 1.1 therefor. The Seller will pay all stamp and other transfer taxes, if any, that may be payable in respect of the sale and delivery of the Common Shares.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller represents and warrants to the Purchaser as follows:
2.1.    Corporate Existence and Authority. The Seller (a) is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, (b) has all requisite corporate power to execute, deliver and perform this Agreement and (c) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.
2.2.    No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or constitute a default under (a) the Seller’s articles of incorporation or bylaws, (b) any agreement, indenture or other instrument to which the Seller is a party or by which the Seller or its assets may be bound or (c) any law, regulation, order, arbitration, award, judgment or decree applicable to the Seller.
2.3.    Validity. This Agreement has been duly executed and delivered by the Seller and is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity.
2.4.    Common Shares. The Common Shares have been duly authorized and when issued and sold as contemplated hereby will be validly issued, fully paid and non-assessable shares of the Seller. No stockholder of the Seller has any preemptive or other subscription right to acquire any shares of Common Stock. The Seller will convey to the Purchaser, on the date of Closing, good and valid title to the Common Shares free and clear of any liens, claims, security interests and encumbrances (other than restrictions arising under the securities laws).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby represents and warrants to the Seller as follows:
3.1.    Authority; Validity. The Purchaser has full power and authority to execute and deliver this Agreement and the Note and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity. The Note has been duly authorized by the Purchaser and, upon the execution and delivery by the Purchaser, the Note will be a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity.
3.2.    No Conflict. The execution and delivery of this Agreement do not, and the execution and delivery of the Note, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or constitute a default under (a) the terms of the Trust, (b) any agreement, indenture or other instrument to which the Trust is a party or by which the Trust or its assets may be bound or subject or (c) any law, regulation, order, arbitration award, judgment or decree applicable to the Trust.
ARTICLE IV
RESTRICTIONS ON DISPOSITION OF THE COMMON SHARES
4.1.    Restricted Securities. The Purchaser acknowledges that the Purchaser is acquiring the Common Shares pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”). The Purchaser represents, warrants and agrees that all Common Shares acquired by the Purchaser pursuant to this Agreement are being acquired for investment without any intention of making a distribution thereof, or of making any sale or other disposition thereof which would be in violation of the 1933 Act or any applicable state securities law, and that the Purchaser will not dispose of any of the Common Shares, except that (a) the Trustee will convey or sell a portion of the Common Shares to fund the obligations of the Seller under certain plans as may be set forth in Schedule A to the Trust Agreement and (b) the Trustee may dispose of Common Shares as provided in the Trust Agreement, in each case in compliance with all provisions of applicable federal and state law regulating the issuance, sale and distribution of securities and the Trust Agreement.
4.2.    Legend. Until such time as the Common Shares are registered pursuant to the provisions of the 1933 Act, any certificate or certificates representing the Common Shares delivered pursuant to Section 1.3 will bear a legend in substantially the following form:
“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless they have first been registered under such Act or unless an exemption from registration is available.”
The Seller may place stop transfer orders against the registration of transfer of any Common Share evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.
ARTICLE V
COVENANTS OF SELLER
The Seller agrees that:
5.1.    Financial Statements and Reports. Subsequent to the Closing, and for as long as the Common Shares are held by the Trust (unless the Trustee shall otherwise consent in writing), the

Seller shall deliver to the Trustee each of the following (such delivery to be deemed effective if the information is otherwise publicly available on the Securities and Exchange Commission’s EDGAR system):
(a)Annual Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Seller, copies of the consolidated balance sheet of the Seller and its subsidiaries as of the close of such fiscal year and consolidated statements of operations, statements of stockholders’ equity and statements of cash flow of the Seller and its subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of KPMG LLP, or of other independent public accountants of recognized standing, to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; and
(b)SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Seller to stockholders generally and of each regular or periodic report, registration statement or prospectus (other than any registration statement on Form S‑8 and its related prospectus) filed by the Seller with the Securities and Exchange Commission or any successor agency.
5.2.    Listing; Registration. If so requested by the Trustee, the Seller shall use is reasonable best efforts to cause the Common Shares to be listed on the New York Stock Exchange or such other exchange on which the Company’s voting Common Stock is then listed. The Seller will, as promptly as practicable (but in any event within 180 days) after a request by the Trustee, prepare for filing at the Seller’s expense a registration statement with the Securities and Exchange Commission sufficient to permit the public offering of the Common Shares in accordance with the terms of this Agreement, and the Seller will use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable and to remain effective for a reasonable period, all to the extent required to permit the sale or other disposition of such Common Shares. The Seller shall also use its reasonable best efforts to register or qualify the Common Shares so registered under the blue sky laws of such jurisdictions within the United States as the Trustee may reasonably request; provided, however, that in connection therewith the Seller shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it was not otherwise subject to taxation.
ARTICLE VI
CONDITIONS TO CLOSING
6.1.    Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Common Shares is subject to the satisfaction of the following conditions on the date of Closing:

(a)the representations and warranties of the Seller set forth in Article II hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, the Purchaser shall have been furnished with a certificate, dated the date of the Closing, to such effect, signed by an authorized officer of the Seller; and
(b)all permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.
6.2.    Conditions to Obligations of the Seller. The obligation of the Seller to issue, sell and deliver the Common Shares to the Purchaser is subject to the satisfaction of the following conditions on the date of Closing:
(a)the representations and warranties of the Purchaser set forth in Article III hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, the Seller shall have been furnished with a certificate dated the date of the Closing, to such effect, signed by an authorized officer of the Trustee on behalf of the Trust; and
(b)all permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.
ARTICLE VII
MISCELLANEOUS
7.1.    Expenses. The Seller shall pay all of its expenses, and it shall pay the Purchaser’s expenses, in connection with the authorization, preparation, execution and performance of this Agreement, including without limitation the reasonable fees and expenses of the Trustee, its agents, representatives, counsel, financial advisors and consultants.
7.2.    Survival of the Seller’s Representations and Warranties. All representations and warranties made by the Seller to the Purchaser in this Agreement shall survive the Closing.
7.3.    Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, as follows:
(a)To the Seller:
Banc of California, Inc.
18500 Von Karman Avenue, Suite 1100
Irvine, CA 92612
Attention: General Counsel

(b)To the Purchaser:
Evercore Trust Company, N.A., as trustee
55 East 52nd Street
New York, NY 10055
Attention: William E. Ryan, III
Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.
7.4.    Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable, and neither party will take any action to impede the other from seeking to enforce such rights of specific performance.
7.5.    Successors and Assigns; Integration; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns. This Agreement (a) constitutes, together with the Note, the Trust Agreement and any other written agreements between the Purchaser or the Trustee and the Seller executed and delivered on the date hereof, the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, with respect to the subject matter hereof, (b) shall not confer upon any person other than the parties hereto any rights or remedies hereunder and (c) shall not be assignable by operation of law or otherwise.
7.6.    Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law. The parties hereto irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement shall be brought and determined in the courts of the State of California sitting in Los Angeles (or if such state courts decline jurisdiction, the federal courts sitting in Los Angeles, California), and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives and agrees not to assert in any action or proceeding with respect to this Agreement, any claim (a) that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts or (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
7.7.    Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

7.8.    Amendment and Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by the Purchaser and the Seller.
7.9.    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.
7.10.    Certain Limitations. The execution, delivery and performance by the Trustee of this Agreement have been, and will be, effected by the Trustee solely in its capacity as Trustee under the terms of the Trust and not in its individual or corporate capacity. Nothing in this Agreement shall be interpreted to increase, decrease or modify in any manner any liability of the Trustee to the Seller or to any trustee, representative or other claimant by right of the Seller resulting from the Trustee’s performance of its duties under the constituent instruments of the Trust, and no personal or corporate liability shall be asserted or enforceable against the Trustee by reason of any of the covenants, statements or representations contained in this Agreement.
7.11.    Incorporation. The terms and conditions of the Trust Agreement relating to the nature of the responsibilities of the Trustee and the indemnification of the Trustee by the Seller are incorporated herein by reference and made applicable to this Agreement.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date and year first above written.

BANC OF CALIFORNIA, INC.

By:	/s/ Steven A. Sugarman
Steven A. Sugarman
President and Chief Executive Officer

BANC OF CALIFORNIA CAPITAL AND LIQUIDITY ENHANCEMENT EMPLOYEE COMPENSATION TRUST

By:	/s/ William E. Ryan III
William E. Ryan III
President and Chief Fiduciary Officer
On behalf of Evercore Trust Company, N.A., solely in its capacity as Trustee of the Banc of California Capital and Liquidity Enhancement Employee Compensation Trust

Appendix I
PROMISSORY NOTE
$53,600,000.00
Irvine, California                                 August 3, 2016
FOR VALUE RECEIVED, the undersigned, Banc of California Capital and Liquidity Enhancement Employee Compensation Trust (the “Trust”), hereby promises to pay to the order of Banc of California, Inc., a Maryland corporation (the “Company”), at the principal offices of the Company in Irvine, California, or at such other place as the Company shall designate in writing, the aggregate principal amount of FIFTY-THREE MILLION SIX HUNDRED THOUSAND DOLLARS ($53,600,000.00), as shown on Schedule A attached hereto as such may be amended from time to time, with interest in arrears thereon, as hereinafter provided.
Principal shall be paid in installments in the amounts and on the dates set forth on the Maturity Schedule attached hereto as Schedule A, the last such installment due on [January 1, 2032]; provided, however, that this Note may be prepaid in whole or in part at any time without penalty; and provided further that the principal amount of this Note, together with any accrued but unpaid interest, shall be deemed forgiven, if applicable, in accordance with Section 2.1(b) of the Trust Agreement, by and between the Company and Evercore Trust Company, N.A., not in its individual or corporate capacity but solely in its capacity as trustee, dated as of August 3, 2016. Interest on the unpaid principal balance, at an annual interest rate equal to 5.25%, shall be paid quarterly, in arrears, on each January 1, April 1, July 1 and October 1, commencing on the first such payment date following the date hereof, and shall be calculated on the basis of a 360-day year of 30-day months. Whenever any payment falls due on a Saturday, Sunday or public holiday, such payment shall be made on the next succeeding business day.
This Note shall be construed under the laws of the State of New York.
The undersigned represents and warrants that the indebtedness represented by this Note was incurred for the purpose of purchasing shares of voting common stock, $0.01 par value, of the Company.
This Note may not be assigned by the Company, other than by operation of law, without the prior express written consent of the undersigned.

The Company shall have no recourse whatsoever to any assets of the Trustee in its individual or corporate capacity for repayment. No personal or corporate liability or personal or corporate responsibilities are assumed by, or shall at any time be asserted or enforceable against, the Trustee in its individual or corporate capacity under, or with respect to, this Note.

BANC OF CALIFORNIA CAPITAL AND LIQUIDITY ENHANCEMENT EMPLOYEE COMPENSATION TRUST

By:	/s/ William E. Ryan III
William E. Ryan III
President and Chief Fiduciary Officer
On behalf of Evercore Trust Company, N.A., solely in its capacity as Trustee of the Banc of California Capital and Liquidity Enhancement Employee Compensation Trust

Schedule A
PRINCIPAL PAYMENT DATES

#	Date	Total Payment	Interest	Principal	Loan Value ($)
	8/3/2016				53,600,000.00
1	10/1/2016	820,732.42	453,366.67	367,365.75	53,232,634.25
2	1/1/2017	1,273,550.30	698,678.32	574,871.98	52,657,762.27
3	4/1/2017	1,273,550.30	691,133.13	582,417.17	52,075,345.10
4	7/1/2017	1,273,550.30	683,488.90	590,061.40	51,485,283.70
5	10/1/2017	1,273,550.30	675,744.35	597,805.95	50,887,477.75
6	1/1/2018	1,273,550.30	667,898.15	605,652.16	50,281,825.59
7	4/1/2018	1,273,550.30	659,948.96	613,601.34	49,668,224.25
8	7/1/2018	1,273,550.30	651,895.44	621,654.86	49,046,569.39
9	10/1/2018	1,273,550.30	643,736.22	629,814.08	48,416,755.31
10	1/1/2019	1,273,550.30	635,469.91	638,080.39	47,778,674.92
11	4/1/2019	1,273,550.30	627,095.11	646,455.19	47,132,219.73
12	7/1/2019	1,273,550.30	618,610.38	654,939.92	46,477,279.81
13	10/1/2019	1,273,550.30	610,014.30	663,536.01	45,813,743.80
14	1/1/2020	1,273,550.30	601,305.39	672,244.92	45,141,498.89
15	4/1/2020	1,273,550.30	592,482.17	681,068.13	44,460,430.76
16	7/1/2020	1,273,550.30	583,543.15	690,007.15	43,770,423.61
17	10/1/2020	1,273,550.30	574,486.81	699,063.49	43,071,360.12
18	1/1/2021	1,273,550.30	565,311.60	708,238.70	42,363,121.41
19	4/1/2021	1,273,550.30	556,015.97	717,534.33	41,645,587.08
20	7/1/2021	1,273,550.30	546,598.33	726,951.97	40,918,635.11
21	10/1/2021	1,273,550.30	537,057.09	736,493.22	40,182,141.89
22	1/1/2022	1,273,550.30	527,390.61	746,159.69	39,435,982.20
23	4/1/2022	1,273,550.30	517,597.27	755,953.04	38,680,029.17
24	7/1/2022	1,273,550.30	507,675.38	765,874.92	37,914,154.25
25	10/1/2022	1,273,550.30	497,623.27	775,927.03	37,138,227.22
26	1/1/2023	1,273,550.30	487,439.23	786,111.07	36,352,116.15
27	4/1/2023	1,273,550.30	477,121.52	796,428.78	35,555,687.37
28	7/1/2023	1,273,550.30	466,668.40	806,881.91	34,748,805.46
29	10/1/2023	1,273,550.30	456,078.07	817,472.23	33,931,333.23
30	1/1/2024	1,273,550.30	445,348.75	828,201.55	33,103,131.68
31	4/1/2024	1,273,550.30	434,478.60	839,071.70	32,264,059.98
32	7/1/2024	1,273,550.30	423,465.79	850,084.52	31,413,975.46
33	10/1/2024	1,273,550.30	412,308.43	861,241.87	30,552,733.59
34	1/1/2025	1,273,550.30	401,004.63	872,545.67	29,680,187.91
35	4/1/2025	1,273,550.30	389,552.47	883,997.84	28,796,190.08
36	7/1/2025	1,273,550.30	377,949.99	895,600.31	27,900,589.77
37	10/1/2025	1,273,550.30	366,195.24	907,355.06	26,993,234.71
38	1/1/2026	1,273,550.30	354,286.21	919,264.10	26,073,970.61
39	4/1/2026	1,273,550.30	342,220.86	931,329.44	25,142,641.17
40	7/1/2026	1,273,550.30	329,997.17	943,553.14	24,199,088.04
41	10/1/2026	1,273,550.30	317,613.03	955,937.27	23,243,150.76

42	1/1/2027	1,273,550.30	305,066.35	968,483.95	22,274,666.82
43	4/1/2027	1,273,550.30	292,355.00	981,195.30	21,293,471.51
44	7/1/2027	1,273,550.30	279,476.81	994,073.49	20,299,398.03
45	10/1/2027	1,273,550.30	266,429.60	1,007,120.70	19,292,277.32
46	1/1/2028	1,273,550.30	253,211.14	1,020,339.16	18,271,938.16
47	4/1/2028	1,273,550.30	239,819.19	1,033,731.11	17,238,207.05
48	7/1/2028	1,273,550.30	226,251.47	1,047,298.84	16,190,908.21
49	10/1/2028	1,273,550.30	212,505.67	1,061,044.63	15,129,863.58
50	1/1/2029	1,273,550.30	198,579.46	1,074,970.84	14,054,892.73
51	4/1/2029	1,273,550.30	184,470.47	1,089,079.84	12,965,812.90
52	7/1/2029	1,273,550.30	170,176.29	1,103,374.01	11,862,438.89
53	10/1/2029	1,273,550.30	155,694.51	1,117,855.79	10,744,583.10
54	1/1/2030	1,273,550.30	141,022.65	1,132,527.65	9,612,055.45
55	4/1/2030	1,273,550.30	126,158.23	1,147,392.07	8,464,663.37
56	7/1/2030	1,273,550.30	111,098.71	1,162,451.60	7,302,211.78
57	10/1/2030	1,273,550.30	95,841.53	1,177,708.77	6,124,503.01
58	1/1/2031	1,273,550.30	80,384.10	1,193,166.20	4,931,336.81
59	4/1/2031	1,273,550.30	64,723.80	1,208,826.51	3,722,510.30
60	7/1/2031	1,273,550.30	48,857.95	1,224,692.35	2,497,817.94
61	10/1/2031	1,273,550.30	32,783.86	1,240,766.44	1,257,051.50
62	1/1/2032	1,273,550.30	16,498.80	1,257,051.50	—